Exhibit 5.1


December 19, 2006


Ramtron International Corporation
1850 Ramtron Drive
Colorado Springs, Colorado 80921

Re:  Ramtron International Corporation - Registration Statement on Form S-3


Ladies and Gentlemen:

     We are acting as counsel to Ramtron International Corporation, a Delaware corporation (the "Company"), in connection with the sale from time to time, on a delayed basis, by certain of the Company's stockholders (the "Selling Stockholders") of up to 4,692,668 shares (the "Shares") of the Company's common stock, par value $.01 per share, as contemplated by the Company's Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the "Registration Statement"). The Shares may be sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the "Act").

     In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

     Our examination of matters of law in connection with the opinion expressed herein has been limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. We express no opinion with respect to any other law of the State of Delaware or the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company to effect the registration of the Shares under the Act and to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day
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JONES DAY